Exhibit 99.2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D62675-S35066 For Against Abstain ! ! ! ! ! ! IKONICS CORPORATION ATTN: JON GERLACH 4832 GRAND AVENUE DULUTH, MN 55807 2. To approve, on an advisory (non-binding) basis, specified compensation that may be received by IKONICS’ named executive officers in connection with the mergers. 3. To approve an amendment to the IKONICS articles of incorporation to increase the number of authorized shares of common stock to 5,750,000. 4. To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4. (If there are co-owners, each must sign.) Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. 1. To adopt the Agreement and Plan of Merger, dated as of June 24, 2021, by and among IKONICS Corporation, Telluride Holdco, Inc., Telluride Merger Sub I, Inc., Telluride Merger Sub II, Inc., and TeraWulf Inc., as amended. The Board of Directors recommends a Vote FOR Items 1, 2, 3 and 4. IKONICS CORPORATION ! ! ! ! ! ! VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ATTEND THE MEETING AND VOTE BY INTERNET Go to www.virtualshareholdermeeting.com/IKNX2021SM You may attend the meeting on Friday, December 10, 2021, at TBD via the Internet at www.virtualshareholdermeeting.com/IKNX2021SM and vote at the meeting using the 16-digit control number provided. D62676-S35066 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com.

IKONICS CORPORATION SPECIAL MEETING OF SHAREHOLDERS Friday, December 10, 2021 TBD To be held at www.virtualshareholdermeeting.com/IKNX2021SM This proxy is solicited by the Board of Directors for use at the Special Meeting on December 10, 2021. The shares of stock you hold in the account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3 and 4. By signing the proxy, you revoke all prior proxies and appoint Glenn Sandgren and Jon Gerlach, and each of them, with full power of substitution, to vote the shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments. See reverse for voting instructions. IKONICS Corporation 4832 Grand Avenue Duluth, MN 55807 proxy